UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)             May 21, 2010

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53420 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
7839 – 17th Avenue, Burnaby, British Columbia (Address of principal executive offices)		V3N 1M1 (Zip Code)

Registrant’s telephone number, including area code  (310) 860-5686

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01	Entry into Definitive Material Agreement

On May 21, 2010, the Registrant entered into consulting agreements with two consultants, Allan P. Juhas and Carob Management Limited.  Under the terms of Mr. Juhas’ consulting agreement, he will provide services to the corporation with respect to geological and exploration activities and with respect to management, among other duties.  The agreement provides that Mr. Juhas will be paid a minimum of $4,000 per month in consulting fees. The term of the Mr. Juhas’ agreement is until the statement of services are completed but may be extended by the Registrant.

Under the terms of Carob Management Limited consulting agreement, Carob Management will provide consultation and advise to the senior management of the Registrant in the areas of corporate structure and finance, corporate governance, compliance with applicable securities laws and reporting requirements, oversight as necessary of the Registrant’s accountants, auditors and legal counsel.  Carob Management will provide the consulting services through Greg Burnett.

The Company or the consultants may terminate the agreements at any time, provided that the Company will be required to pay sixty (60) days compensation for termination without cause.  In the event of an early termination, the Company is not required to make any further cash payments, other than the sixty (60) days payment.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

10.1	Consulting Agreement with Allan P. Juhas dated May 21, 2010.
10.2	Consulting Agreement with Carob Management Limited dated May 21, 2010.
99.1	Press Release announcing Appointment of Allan P. Juhas dated May 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

Dated: May 21, 2010	By:	/s/ John Gillespie
John Gillespie –CEO & President